==============================================================================




                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                              (Amendment No.     )

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant []

      Check the appropriate box:

[X]      Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                           MTI Technology Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

                 ______________________________________________________________
         2)      Aggregate number of securities to which transaction applies:

                 ______________________________________________________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 ______________________________________________________________
         4)      Proposed maximum aggregate value of transaction:

                 ______________________________________________________________
         5)      Total fee paid:


                 ______________________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box, if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

                 ______________________________________________________________
         2)      Form, Schedule or Registration Statement No.:

                 ______________________________________________________________
         3)      Filing Party:

                 ______________________________________________________________
         4)      Date Filed:

                 ______________________________________________________________

==============================================================================

                           MTI TECHNOLOGY CORPORATION
                           4905 EAST LA PALMA AVENUE
                           ANAHEIM, CALIFORNIA  92807




                                                             September 3, 1996





Dear Stockholder:

              You are cordially invited to attend the 1996 Annual Meeting of Stockholders of MTI Technology Corporation, to be held on Thursday, October 3, 1996, at the Company's offices, 4905 East La Palma Avenue, Anaheim, California 92807, beginning at 10:00 a.m. local time.

              The business to be conducted at the meeting includes the election of directors, ratification of the selection of independent accountants, approval of certain warrants to NFT Ventures, Inc., approval of a new Stock Incentive Plan, and consideration of any other matters that may properly come before the meeting and any adjournment thereof.

              It is important that your shares be represented, so, even if you presently plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

                                        Sincerely,


                                        Earl M. Pearlman
                                        President and Chief Executive Officer

                           MTI TECHNOLOGY CORPORATION
                           4905 EAST LA PALMA AVENUE
                           ANAHEIM, CALIFORNIA 92807


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 3, 1996

           The Annual Meeting of Stockholders of MTI Technology Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices, 4905 East La Palma Avenue, Anaheim, California 92807, on Thursday, October 3, 1996 at 10:00 a.m., local time, for the following purposes:

(1) To elect two members of the Board of Directors to serve for a term of 3 years or until his or her successor is elected and qualified;


(2) To consider and act upon the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the Company for fiscal year 1997;

(3) To approve the issuance of a warrant for 750,000 shares of Common Stock of the Company to NFT Ventures, Inc. in connection with the NRE Funding Agreement;

(4) To approve the issuance of a warrant for 500,000 shares of Common Stock of the Company to NFT Ventures, Inc. in connection with the Loan Guaranty;

(5)      To approve the 1996 Stock Incentive Plan; and

(6) To transact any such other business as may properly come before the Annual Meeting or any adjournment thereof.

         A copy of the Company's Annual Report for the fiscal year ended April 6, 1996, containing consolidated financial statements, is included with this mailing.

         The Board of Directors has fixed the close of business on August 27, 1996 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at the office of the Secretary of the Company, 4905 East La Palma Avenue, Anaheim, California for a period of ten days prior to the Annual Meeting. The officers and directors of the Company cordially invite you to attend the Annual Meeting.

                                         By Order of the Board of Directors


Anaheim, California
September 3, 1996
                                         Dale R. Boyd
                                         Chief Financial Officer and Secretary


- -------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

         PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

- -------------------------------------------------------------------------------

                                PROXY STATEMENT


      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MTI Technology Corporation ("MTI" or the "Company") for use at the Company's Annual Meeting of Stockholders to be held on Thursday, October 3, 1996 (the "Annual Meeting"), at 10:00 a.m., local time, at the Company's offices, 4905 East La Palma Avenue, Anaheim, California 92807 and at any adjournment thereof. This Proxy Statement and the accompanying proxy are first being sent to stockholders entitled to vote at the Annual Meeting on or about September 3, 1996.


THE PROXY

      The persons named as proxyholders, Earl M. Pearlman and Dale R. Boyd, were selected by the Board of Directors of the Company and are executive officers of the Company.

      All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the Common Stock of the Company represented by the proxy will be voted for the election of the directors named in the attached Proxy Statement, for the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the 1997 fiscal year, for the approval of the issuance of a warrant for 750,000 shares of Common Stock of the Company to NFT Ventures, Inc. in connection with the NRE Agreement, for the approval of the issuance of a warrant for 500,000 shares of Common Stock of the Company to NFT Ventures, Inc. in connection with the Loan Guaranty, for approval of the 1996 Stock Incentive Plan, and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxyholders. The Company does not presently know of any other such business. An executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date.
The execution of the enclosed proxy will not affect a stockholder's right to vote in person should such stockholder find it convenient to attend the Annual Meeting and desire to vote in person.


VOTING AT THE ANNUAL MEETING

      The only issued and outstanding voting securities of the Company are its shares of Common Stock, $.001 par value (the "Common Stock"), of which _________ shares were outstanding at the close of business on August 27, 1996. Only holders of record at the close of business on August 27, 1996 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Except as described below, the holders of the Common Stock of the Company are entitled to one vote per share on each matter submitted to a vote of the stockholders. The Company's Bylaws do not provide for cumulative voting by stockholders.

      The holders of a majority of the Company's outstanding Common Stock, present in person or by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (also referred to as withheld votes), the Company believes that abstentions should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business. With respect to broker nominee votes, the Delaware Supreme Court has held that broker nominee votes may be counted as present or represented for purposes of determining the presence of a quorum. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a no vote on such proposals, whereas broker non-votes are not counted. Directors are elected by plurality of the votes of the shares of Common Stock represented and voted at the meeting and abstentions and broker non-votes will have no effect on the outcome of the election of directors. The affirmative vote of a majority of the shares of Common Stock represented and voted at the meeting is required for approval of Proposal Two, Proposal Three, Proposal Four and Proposal Five.


SOLICITATION

      The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners. The Company may engage Bank of Boston to supplement the Company's solicitation efforts, in which case the Company will pay the customary fee, estimated to be approximately $5,000.


                      PROPOSAL ONE - ELECTION OF DIRECTORS

      At the Annual Meeting, two individuals will be elected as directors for three year terms and until his or her successor is elected. The Board of Directors has nominated Earl Pearlman and Val Kreidel for election at the Annual Meeting.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE NOMINEES FOR ELECTION AS MEMBERS OF THE BOARD OF DIRECTORS.

      The proxies given to the proxyholders will be voted or not voted as directed thereon, and if no direction is given, will be voted FOR approval of the nominees. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if either of the nominees should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the Board of Directors may recommend in the place of such nominee.

NOMINEES FOR DIRECTOR

      The following table sets forth the names, ages and positions of all directors and the nominees as of July 15, 1996. A summary of the background and experience of each of these individuals is set forth after the table. Information regarding MTI's executive officers is set forth in Part I of its Annual Report on Form 10-K under the heading "Executive Officers of the Registrant."

                                    DIRECTORS

NAME                          AGE          POSITION(S)
*Raymond J. Noorda            72  Chairman of the Board of Directors
 Steven J. Hamerslag          40  Director
*Val Kreidel                  41  Director
*David Proctor                56  Director
 Earl Pearlman                53  Nominee, President and Chief Executive Officer

       -------------------

   *Member of Audit Committee and Compensation Committee.

     MTI's Bylaws provide for the Board of Directors to be divided into three classes, with each class to be as nearly equal in number of directors as possible. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that time are elected to hold office for a term of three years until their respective successors are elected and qualified, so that the term of one class of directors expires at each such annual meeting. The terms of office expire as follows: Mr. Noorda, 1998; Mr. Hamerslag, 1998; Mr. Proctor, 1997; Ms. Kreidel, 1996; and a vacancy in the 1996 class.

     Ms. Kreidel is the daughter of Mr. Noorda. There are no other family relationships among the directors or executive officers of MTI.

     Raymond J. Noorda has been Chairman of the Board of Directors of the Company since 1987. Mr. Noorda previously served as the President, Chief Executive Officer and Chairman of the Board of Directors of Novell, Inc. Prior to joining Novell, Inc., Mr. Noorda served as Chief Executive Officer of Boschert, Inc. and System Industries, Inc.

     Steven J. Hamerslag has been a Director of the Company since 1987 and served as President and Chief Executive Officer from 1987 until March 1996. Prior to joining the Company, Mr. Hamerslag was Senior Vice President of System Industries, Inc. Mr. Hamerslag presently serves on the Board of Directors of Corvel, Inc., a medical cost containment company.

     Val Kreidel was elected a Director of the Company in January 1994. Ms. Kreidel has served as a financial analyst for NFT Ventures, Inc. and DSC Ventures, Inc., private investment companies, since May 1989. From May 1985 to May 1989, Ms. Kreidel served as a Vice President of Atlantic Financial Savings Bank in its Real Estate Loan Department.

     David Proctor was elected a Director of the Company in October 1995. Mr. Proctor has been President and Chief Operating Officer of Platinum Software Corporation, a supplier of financial software application programs, from May 1994 to December 1995. Prior to joining Platinum Software, Mr. Proctor was Vice President of software products for the Personal Software Products Division of IBM from April 1993 to May 1994. From October 1991 to April 1993, Mr. Proctor was a private consultant providing executive management services to technology companies. From May 1990 to October 1991, Mr. Proctor was with Ashton-Tate Corporation, a supplier of business applications software products, and served as both the Vice President of the Database Division and as President and Chief Operating Officer. Prior to joining Ashton-Tate, Mr. Proctor spent 23 years with IBM in several executive capacities.

     Earl Pearlman was named President and Chief Executive Officer of the Company in April 1996. From April 1995 to March 1996, Mr. Pearlman was Vice President, U.S. Sales for the Company. Prior to joining the Company, Mr. Pearlman was the President and Chief Executive Officer of National Peripherals, Inc., a supplier of cross-platform RAID - based storage products, which he founded in 1980, acquired by the Company in 1995.


DIRECTORS' FEES

     The Company's directors did not receive cash compensation for serving on the Board of Directors for the fiscal year ended April 6, 1996, but they were reimbursed for expenses incurred in attending Board meetings.

     Each non-employee director of the Company is granted a nonqualified option to purchase 10,000 shares of Common Stock under the Directors' Non-Qualified Stock Option Plan and upon the closing of the Company's initial public offering or upon his or her first election or appointment to the Board of Directors, if subsequent to that offering. Pursuant to the provisions of the Directors' Plan, Mr. Noorda and Ms. Kreidel each received an option for 10,000 shares with an exercise price of $9.00 per share following the April 14, 1994 closing of the Company's initial public offering and Mr. Proctor received an option for 10,000 shares with an exercise price of $3.00 per share following his election to office on October 6, 1995. In addition, the Directors' Plan provides that each non-employee director who is a director immediately prior to an annual meeting of the Company's stockholders and who continues to be a director after such meeting (i.e., Mr. Noorda, Mr. Hamerslag and Mr. Proctor, and Ms. Kreidel in the event she is re-elected) will be granted an option to purchase 2,500 shares of Common Stock, provided that such director has served as such for at least one year. Mr. Noorda and Ms. Kreidel each received options to purchase 2,500 shares of Common Stock with an exercise price of $3.00 per share following the Company's 1995 Annual Meeting. Each option granted under the Directors' Plan has an exercise price equal to the fair market value of the Common Stock on the date of grant and vests monthly over a 12-month period.

COMMITTEES OF THE BOARD

     The Company currently has two committees, the Audit Committee and the Compensation Committee. The Audit Committee, currently consisting of Mr. Noorda, Mr. Proctor and Ms. Kreidel, recommends the appointment of the independent public accountants of the Company, reviews and approves the scope of the annual audit and reviews the results thereof with the Company's independent accountants. The Audit Committee also assists the Board in fulfilling its fiduciary responsibilities relating to accounting and reporting policies, practices and procedures, and reviews the continuing effectiveness of the Company's business ethics and conflicts of interest policies. The Company does not have an executive committee.

     The Compensation Committee, currently consisting of Mr. Noorda, Mr. Proctor and Ms. Kreidel, recommends to the Board of Directors the salaries, bonuses and stock awards received by the officers of the Company. The Compensation Committee is also responsible for administering the Company's Stock Incentive Plan. The Compensation Committee determines the recipients of awards, sets the exercise price of shares granted, and determines the terms, provisions and conditions of all rights granted.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1996, the Compensation Committee consisted of Mr. Noorda, Mr. Proctor and Ms. Kreidel. None of these persons is or has been an officer or employee of the Company or any of its subsidiaries. In addition, there are no Compensation Committee interlocks between MTI and other entities involving MTI executive officers and Board members who serve as executive officers of such entities.

     On July 19, 1995, the Company entered into a Loan Agreement (the "Loan Agreement") with NFT Ventures II, LLC ("NFTII"). Mr. Noorda is the Chairman of the Board of NFTII. Pursuant to the Loan Agreement, NFTII provided the Company $10.0 million at an interest rate of 10-3/4% per annum. Repayment was due in two equal installments, 18 and 24 months after funding. As contemplated by the Loan Agreement, NFTII and the Company have executed mutually satisfactory licenses granting NFTII a source code license (with the right of sublicense) for the Company's BACKUP.UNET and XpresServe products within thirty (30) days of the date of the Loan Agreement. Therefore, NFTII has forgiven $650,000 of principal or interest due under the Loan Agreement. On April 11, 1996, the principal and interest accrued under the Loan Agreement was converted, in whole, to Common Stock of the Company at $1.6875 per share, the then-current market price per share (the "Conversion Right") for an aggregate of 5,992,665 shares. The Conversion Right was approved by the Company's stockholders at the 1995 Annual Meeting.

     Pursuant to an agreement (the "NRE Funding Agreement"), dated as of June 27, 1996, between the Company and NFT Ventures, Inc. ("NFT"), NFT has agreed to fund the non-recoverable direct operating expenses for certain development projects for one year, up to an aggregate of $2.4 million. The development projects consist of the Company's Sterling, Virginia Software Product Development Center, the RLM Software Products Group, and the Open Media Products Group. In return for the development project funding, NFT will receive 40% of the net sales prices of all products arising out of the development projects through April 7, 2000. In addition, the Company has agreed, subject to stockholder approval, to issue NFT a warrant to purchase up to 750,000 shares of Common Stock with an exercise price of $2.25 per share, vesting 25% at each funding date. See "Proposal Three." The aggregate number of shares of Common Stock subject to the warrant will be reduced pro rata, to the extent the maximum funding obligation is not reached. Mr. Noorda is the Chairman of NFT.

     On May 3, 1996, an affiliate of NFT provided a guaranty (the "Loan Guaranty") for the Company's $10.0 million bank financing with Greyrock Business Credit. As consideration for such Loan Guaranty, the Company has agreed to issue NFT a warrant to purchase up to 500,000 shares of Common Stock at $2.00 per share, subject to approval of the Company's disinterested stockholders. See "Proposal Four."


ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended April 6, 1996, the Board of Directors met four times. In addition, the Audit Committee and Compensation Committee met one and three times, respectively. No director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and all committees of the Board on which such director served.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires that the Company's executive officers and directors file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 and 5 with the Securities and Exchange Commission ("SEC"). Executive officers and directors are also required by the SEC rules to furnish the Company with copies of all Section 16(a) reports they file. As part of a Section 16 compliance program established by the Company for its executive officers and directors, the Company undertakes to file these reports on behalf of such individuals. Based solely on its review of the Forms 3, 4 and 5 filed on behalf of its executive officers and directors, as well as written representations from certain individuals that no Forms 5 are required by such individuals, the Company believes that, during the fiscal year ended April 6, 1996, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with pursuant to the SEC rules, except that Richard L. Hicksted and a related trust were nine days late in filing Form 4s reflecting sales of Common Stock.

                               VOTING SECURITIES
                                      AND
                           PRINCIPAL HOLDERS THEREOF

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of July 15, 1996 by (i) each person known by the Company to own more than 5% of such shares, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and each of its four most highly compensated executive officers who served as executive officers at April 6, 1996, and (iv) all directors and executive officers as a group. As of July 15, 1996, there were 25,549,886 issued and outstanding shares of Common Stock of the Company, not including treasury shares or shares issuable upon exercise of options or warrants. Ownership information has been supplied by the person concerned.

                            SECURITY OWNERSHIP TABLE

                                                  SHARES BENEFICIALLY
                                                       OWNED (1)
                                              ---------------------------
        NAME                                    NUMBER            PERCENT
        ----                                  ----------          -------
NFT Ventures, Inc. (2)                        13,699,461           52.90%
     10050 N. Wolfe Road SW2
     Cupertino, CA  95014

Raymond J. Noorda (3)                         13,711,753           52.93%
Val Kreidel (4)                                   12,292             *
David Proctor (5)                                  9,167             *
Steven J. Hamerslag (6)                        2,450,092            9.59%
Earl M. Pearlman (7)                              51,667             *
Dale R. Boyd (8)                                   6,250             *
John M. Hiett (9)                                 95,000             *
Thomas P. Raimondi, Jr. (10)                     149,375             *
Gary M. Scott (11)                               413,750            1.61%
Bob Goetz (12)                                   341,250            1.33%
All directors and executive
    officers as a group (10
    persons) (13)                             17,165,596           64.96%


- -------------------

      *Less than 1%

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares.

(2) Includes 345,000 shares issuable upon exercise of warrants held by NFT, exercisable within 60 days of July 15, 1996.

(3) The address for Mr. Noorda is c/o MTI Technology Corporation, 4905 East La Palma Avenue, Anaheim, California 92807. Represents shares owned by NFT, including shares subject to certain warrants as disclosed in note (2) above, and 12,292 shares issuable to Mr. Noorda upon exercise of options exercisable within 60 days of July 15, 1996. Mr. Noorda, Chairman of the Board of Directors of the Company, is Chairman of the Board of NFT. Mr. Noorda disclaims beneficial ownership of all shares held by NFT.

(4) Includes 12,292 shares issuable upon exercise of options exercisable within 60 days of July 15, 1996.

(5) Includes 9,167 shares issuable upon exercise of options exercisable within 60 days of July 15, 1996.

(6) Includes 2,362,592 shares held in a family trust in which Mr. Hamerslag has shared voting and investment power with his wife. Mr. Hamerslag is a Director of the Company. Mr. Hamerslag's address is P.O. Box 7227, Rancho Santa Fe, California 92067.

(7) Includes 41,667 shares issuable upon exercise of options exercisable within 60 days of July 15, 1996.

(8) Includes 6,250 shares issuable upon exercise of options exercisable within 60 days of July 15, 1996.

(9) Includes 95,000 shares issuable upon exercise of options exercisable within 60 days of July 15, 1996.

(10) Includes 114,375 shares issuable upon exercise of options exercisable within 60 days of July 15, 1996.

(11) Includes 163,750 shares issuable upon exercise of options exercisable within 60 days of July 15, 1996.

(12) Includes 171,250 shares issuable upon exercise of options exercisable within 60 days of July 15, 1996. Includes 170,000 shares held in a family trust.

(13) Includes shares held by entities affiliated with directors and executive officers of the Company as described above, including 876,043 shares issuable upon exercise of stock options and warrants exercisable within 60 days of July 15, 1996.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                             AND OTHER INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table sets forth for each of the Company's last three completed fiscal years the compensation of Steve Hamerslag, the Company's former President and Chief Executive Officer, the four most highly compensated executive officers other than Mr. Hamerslag whose total annual salary and bonus for the last fiscal year exceeded $100,000, and two former executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE




                                                                                                      Long Term
                                                                                                    Compensation
                                                                                                       Awards
                                                                                                    ------------
                                                                Annual Compensation                   Number of
                                                                -------------------                   Securities
                                                                                  Other Annual        Underlying       All Other
Name and Principal Position                   Year      Salary($)      Bonus($)  Compensation($)(1)   Options(#)  Compensation($)(2)
- ---------------------------                   ----      ---------      --------  ------------------   ----------  ------------------
Earl M. Pearlman (3)                          1996       186,362             0       *                  375,000        14,068

Steven J. Hamerslag (4)                       1996       200,000             0       *                        0         1,674
                                              1995       200,000             0       *                        0         1,130
                                              1994       200,000             0       20,013                   0         1,313

Gary M. Scott (5)                             1996       216,116             0       31,938             315,000         1,169
 Senior Vice President, European              1995       199,111        32,773       25,195             100,000         1,130
   Operations                                 1994       129,661        20,700       38,065              20,000             0

Dale R. Boyd (6)                              1996       122,500             0       *                   50,000            39
 Vice President, Chief                        1995        16,490             0       *                   25,000             0
 Financial Officer

Thomas P. Raimondi, Jr. (7)                   1996       175,000             0       *                  232,500         1,189
 Senior Vice President, General Manager       1995       158,828        25,000       *                   80,000         1,050
                                              1994       109,304        39,996       *                   12,500             0

Jack Hiett (8)                                1996       105,000             0       32,820             175,000             0
 Senior Vice President,                       1995       109,039             0       *                   60,000             0
 Customer Service                             1994        92,885        22,000       *                   20,000             0

Bob P. Goetz (9)                              1996       200,008             0       *                  320,000             0
 Senior Vice President, Sales                 1995       199,994             0       *                  100,000         1,220
                                              1994       200,008             0       *                   20,000             0



- ------------------------

* Amount does not exceed the lesser of $50,000 or ten percent of the total annual salary and bonus reported for the individual.

(1) 1996 amount for Mr. Scott includes $615 for medical insurance, $11,861 for tax services, and $19,462 for an automobile allowance. 1996 amount for Mr. Hiett includes $32,820 for medical insurance and expense reimbursement. 1995 amount for Mr. Scott includes $2,155 for medical insurance, $10,515 for tax services, and $12,525 for an automobile allowance. 1994 amount for Mr. Hamerslag represents an automobile allowance of $10,833 and amounts paid by the Company for medical insurance, disability insurance and miscellaneous items. 1994 amount for Mr. Scott represents an automobile allowance of $11,664, foreign service tax equalizing payments in the amount of $15,463, tax services and medical insurance.

(2) Amounts represent the dollar value of insurance premiums paid by the Company during the fiscal year with respect to term life insurance for the benefit of the Named Executive Officer.

(3) Mr. Pearlman was elected President and Chief Executive Officer of the Company effective April 8, 1996. From April 1995 to March 1996, he was Vice President, U.S. Sales for the Company. Mr. Pearlman joined the Company in April 1995. Includes options to purchase an aggregate of 125,000 shares that were repriced in May 1995.

(4) Mr. Hamerslag served as the Company's President and Chief Executive Officer until March 29, 1996.

(5) Includes options to purchase an aggregate of 190,000 shares granted in previous fiscal years that were repriced in May 1995.

(6) Mr. Boyd joined the Company on February 8, 1995, during fiscal 1995. Includes options to purchase an aggregate of 25,000 shares that were repriced in May 1995.

(7) Includes options to purchase an aggregate of 132,500 shares granted in previous fiscal years that were repriced in May 1995.

(8) Includes options to purchase an aggregate of 115,000 shares granted in previous fiscal years that were repriced in May 1995.

(9) Mr. Goetz served as an executive office of the Company until October 1995. Includes options to purchase an aggregate of 195,000 shares granted in previous fiscal years that were repriced in May 1995.


SUMMARY OF OPTION GRANTS

         The following table sets forth the individual grants of stock options made by the Company during the fiscal year ended April 6, 1996 to each of the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                 INDIVIDUAL GRANTS                                        POTENTIAL REALIZABLE
- ---------------------------------------------------------------------------------------     VALUE AT ASSUMED
                            NUMBER OF         % TOTAL                                        ANNUAL RATES OF
                           SECURITIES         OPTIONS                                            STOCK
                           UNDERLYING        GRANTED TO                                    PRICE APPRECIATION
                            OPTIONS          EMPLOYEES    EXERCISE                         FOR OPTION TERM (2)
                            GRANTED          IN FISCAL     PRICE        EXPIRATION        ---------------------
    NAME                      (#)             YEAR (1)   ($/sh) (1)       DATE             5%($)         10%($)
    ----                      ---             --------   ----------       ----            -------       -------
Earl M. Pearlman             125,000              3%       $  1.75        03/30/05        137,571       348,631
                             125,000              3%       $  2.25        02/08/03        114,497       266,827
                             125,000              3%       $ 2.875        03/30/05        226,009       572,751

Dale R. Boyd                  25,000              1%       $  1.75        02/27/05         27,514        69,726
                              25,000              1%       $  3.00        10/06/05         47,167       119,531

John M. Hiett                 60,000              1%       $  1.75        05/26/05         66,034       167,343
                              60,000              1%       $  1.75        09/06/04         66,034       167,343
                              20,000              0%       $  1.75        05/07/03         22,011        55,781
                              20,000              0%       $  1.75        04/23/02         22,011        55,781
                              15,000              0%       $  1.75        06/12/98         10,688        24,904

Thomas P. Raimondi, Jr.      100,000              2%       $  1.75        05/26/05        110,057       278,905
                              80,000              2%       $  1.75        09/06/04         88,045       223,124
                              12,500              0%       $  1.75        05/07/03         13,757        34,863
                              30,000              1%       $  1.75        04/23/02         33,017        83,671
                              10,000              0%       $  1.75        12/09/98          7,124        16,602

Gary Scott                   125,000              3%       $  1.75        05/26/05        137,571       348,631
                             100,000              2%       $  1.75        09/06/04        110,057       278,905
                              30,000              1%       $  1.75        05/07/03         33,017        83,671
                              60,000              1%       $  1.75        04/23/02         66,034       167,343

Bob Goetz                    125,000              3%       $  1.75        05/26/05        137,571       348,631
                             100,000              2%       $  1.75        09/06/04        110,057       278,905
                              20,000              0%       $  1.75        05/07/03         22,011        55,781
                              75,000              2%       $  1.75        04/23/02         82,542       209,179

- -----------------------

(1) Based on an aggregate of 4,300,900 options granted to directors and employees of the Company in fiscal year 1996, including the Named Executive Officers. The total number of options granted during fiscal year 1996 include 2,039,400 that represent options granted in previous years that were repriced May 26, 1995.

(2) The potential realizable value is calculated based on the term of the option at its time of grant (7-10 years). It is calculated by assuming that the stock price appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term.

      The options described above were granted under the Company's Stock Incentive Plan and 1987 Plan, and with the exception of those options granted to Mr. Pearlman, vest ratably 25% per year over four years commencing on the date of the individual respective grant. Mr. Pearlman's option grant to purchase 125,000 shares at $1.75, which expires March 30, 2005, vest ratably 33.3% per year over three years. Mr. Pearlman's option grant to purchase 125,000 shares at $2.25, which expires on February 8, 2003, vest 100% on April 1, 1998.

SUMMARY OF OPTIONS EXERCISED

         The following table sets forth information concerning exercises of stock options during the year ended April 6, 1996 by each of the Named Executive Officers and the value of unexercised options at April 6, 1996.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                    NUMBER OF
                                                   SECURITIES        VALUE OF
                                                   UNDERLYING      UNEXERCISED
                                                   UNEXERCISED     IN-THE-MONEY
                                                   OPTIONS AT       OPTIONS AT
                                                   FISCAL YEAR     FISCAL YEAR
                            SHARES                   END (#)         END ($)
                          ACQUIRED ON   VALUE     -------------   -------------
                           EXERCISE    REALIZED    EXERCISABLE/    EXERCISABLE/
     NAME                    (#)       ($)(1)     UNEXERCISABLE   UNEXERCISABLE (2)
     ----                 -----------  --------   -------------   -------------
Earl M. Pearlman              0           0        0/250,000       0/54,688
Dale R. Boyd                  0           0        0/50,000        0/10,938
John M. Hiett                 0           0        0/175,000       0/76,563
Thomas P. Raimondi, Jr.       0           0        0/232,500       0/101,719
Gary Scott                    0           0        0/315,000       0/137,813
Bob Goetz                     0           0        0/320,000       0/140,000

- -----------------------

(1) Value realized is based on estimated fair market value of Common Stock on the date of exercise minus the exercise price.

(2) Value is based on estimated fair market value of Common Stock as of April 6, 1996 ($2.1875) minus the exercise price.



COMPENSATION PLANS

         The Stock Incentive Plan. In April 1992, the Company and its stockholders adopted the Stock Incentive Plan (the "1992 Plan"). The Company currently has approximately 513 employees. The purpose of the 1992 Plan is to provide incentives to selected individuals (generally employees and consultants) and entities for increased efforts and successful achievement on behalf of or in the interest of MTI and its subsidiaries.

         The 1992 Plan has three components: a stock option component, a stock bonus/stock purchase component and a stock appreciation rights component. The stock option component of the 1992 Plan provides a means whereby participants are given an opportunity to purchase shares of Common Stock pursuant to: (i) options that qualify as incentive stock options ("ISOs") under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) nonqualified stock options ("NQSOs"). ISOs may be granted only to persons who are officers or employees of the Company or any of its subsidiaries. ISOs may not be granted to any person who, at the time that the ISO is granted, owns stock possessing more than 10% of the combined voting power of all classes of the Company's stock or any of the Company's subsidiaries' stock ("10% Stockholders"), unless the exercise price of the shares of the Common Stock covered by the option is at least 110% of the fair market value of such shares at the date of grant and such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

         Options, stock bonuses and rights to purchase Common Stock may be granted under the 1992 Plan to exercise or purchase an aggregate of not more than 4,079,960 shares of Common Stock, but in no event may the aggregate number of shares subject to outstanding options exceed the greater of 5% of the authorized shares of Common Stock or 15% of the total number of shares outstanding as of the close of business on the last day of the Company's prior fiscal year. The 1992 Plan was amended in February 1996 to allow for the grant of options for 300,000 additional shares of Common Stock. Notwithstanding the foregoing, no option may be issued under the 1992 Plan if, at the time of any such grant, the aggregate number of shares subject to outstanding options and rights to purchase stock would exceed 30% of the then outstanding shares of the Common Stock of the Company. The 1992 Plan has no aggregate limit for individual stockholder grants. As of July 15, 1996, options to purchase an aggregate of 3,034,650 shares of Common Stock were outstanding under the 1992 Plan at an average price of $1.89 per share and 6,275 options had been exercised under the 1992 Plan during fiscal year 1996 with an average exercise price of $1.80.

         The 1987 Incentive Stock Option and Nonqualified Stock Option Plan. In October 1987, the Company and its stockholders adopted the 1987 Incentive Stock Option and Nonqualified Stock Option Plan (the "1987 Plan") for employees and consultants of the Company. As of July 15, 1996, options to purchase an aggregate of 463,000 shares of Common Stock were outstanding under the 1987 Plan at an average price of $2.01 per share and 11,250 options had been exercised under the 1987 Plan during fiscal year 1996 with an average exercise price of $2.36. The Company does not intend to grant any further options under the 1987 Plan.

         SF2 Stock Options. In March 1992, the Company acquired SF2 and assumed the outstanding stock options of employees and consultants of SF2 under SF2's 1988 Stock Option Plan, which as a result of the merger became exercisable for 235,691 shares of Common Stock. The aggregate number of shares of Common Stock subject to outstanding SF2 options at July 15, 1996 was 13,324.

         Other Options. In February 1994, the Company granted stock options to acquire an aggregate of 24,000 shares of Common Stock, at an exercise price of $5.00 per share, to five former System Industries employees in connection with their employment with the Company.

         Employee Stock Purchase Plan. In March 1994, the Company adopted the 1994 Employee Stock Purchase Plan (the "Purchase Plan") covering an aggregate of 500,000 shares of Common Stock. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Purchase Plan, the Board may authorize participation by eligible employees, including officers, in periodic six month offerings following the commencement of the Purchase Plan. The initial offering under the Purchase Plan commenced on July 1, 1994.

         Employees are eligible to participate if they are employed by the Company or a subsidiary of the Company designated by the Board for at least 20 hours per week and are customarily employed by the Company or a subsidiary of the Company designated by the Board for at least five months per calendar year. Participating employees may elect to have up to 10% of their earnings withheld pursuant to the Purchase Plan. The amount withheld is then used to purchase shares of Common Stock on specified dates determined by the Board. The price of Common Stock purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the Common Stock at the commencement date of each offering period or the relevant purchase date. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company.

         In the event of a merger, reorganization, consolidation or liquidation involving the Company, the Board has discretion to provide that each right to purchase Common Stock will be assumed or an equivalent right substituted by the successor corporation, or the Board may shorten the offering period and provide for all sums collected by payroll deductions to be applied to purchase stock immediately prior to such merger or other transaction. The Purchase Plan will terminate in March 2004. The Board has the authority to amend or terminate the Purchase Plan, provided, however, that no such action may adversely affect any outstanding rights to purchase Common Stock.

         Directors' Non-Qualified Stock Option Plan. The Company adopted the Directors' Non-Qualified Stock Option Plan (the "Director Plan") in March 1994. A total of 150,000 shares of Common Stock are reserved for issuance under the Director Plan.

         The Director Plan grants to each non-employee director of the Company ("Non-Employee Director") a nonqualified option to purchase 10,000 shares of Common Stock (an "Initial Grant") upon the closing of the Company's initial public offering, or upon his or her first election or appointment to the Board of Directors, if subsequent to that offering. In addition, the Director Plan provides that each Non-Employee Director who is a director immediately prior to an annual meeting of the Company's stockholders and who continues to be a director after such meeting will be granted an option to purchase 2,500 shares of Common Stock (a "Subsequent Grant"); provided that no Subsequent Grant will be made to any Non-Employee Director who has not served as a director of the Company, as of the time of such annual meeting, for at least one year. Each Subsequent Grant will be made on the date of the annual stockholders' meeting in question.

         The exercise price per share of each option granted under the Director Plan will be the fair market value of the Company's Common Stock on the date the option is granted, except that, in the case of the Initial Grants to directors in office as of the public offering, the exercise price per share for such grants was the price to the public in the offering. Payment of the exercise price of any option to purchase Common Stock granted under the Director Plan may be made in whole or in part in (i) cash, (ii) Common Stock held by the Non-Employee Director, (iii) notes or (iv) such other valuable consideration as the Board, in its discretion, determines to be consistent with the Director Plan's purpose and applicable law. Options granted under the Director Plan vest monthly over a 12 month period.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         During the fiscal year ended April 6, 1996, the Compensation Committee, consisting of Mr. Noorda, Mr. Proctor and Ms. Kreidel, was responsible for establishing and administering the policies that govern the compensation of executive officers, including the Named Executive Officers. The Compensation Committee has furnished the following report on executive compensation:

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee ("Committee") of the Board of Directors is composed of independent outside directors. The Committee reviews and administers the Company's various incentive plans, including the cash compensation levels of members of management, the Company's bonus plan and the Company's stock incentive plan.

         General Compensation Policy. The Committee's fundamental compensation policy is to make a substantial portion of an executive's total potential compensation contingent upon the financial performance of the Company. Accordingly, in addition to each executive's base salary, the Company offers the opportunity for an annual cash bonus which is tied to the Company's achievement of financial performance goals, and stock option awards to provide incentives to the executive officers through an equity interest of the Company. The Committee believes that the stockholders benefit by aligning the long-term interests of stockholders and employees.

         Base Salary. For the fiscal year 1996, the Committee reviewed the recommendations of the Chief Executive Officer as to proposed base salaries for all executives. Base salaries generally remained unchanged unless the individual's responsibilities had increased over the prior fiscal year, including recognition of efforts relating to the Company's recent acquisitions, or the individual's performance in the prior fiscal year was determined to be particularly strong. The Committee's review of each individual's base salary and performance in fiscal 1996 was based on the individual's overall performance. No specific quantitative weight was given to any particular performance measurement. In the future the Committee will perform annual reviews of the base salary of each of the executive officers with reference to the executive's performance, level of responsibility and experience to determine whether the current base salary is appropriate and competitive. The Committee will evaluate the reasonableness of the base salary based upon the median salary range paid to executive officers with comparable duties at companies of similar size in the same geographic area in the computer technology industry. The base salary of executive officers other than the Chief

Executive Officer will ultimately be fixed by the Committee after consultation with the Chief Executive Officer. The base salary of the Chief Executive Officer will be recommended by the Committee and approved by the Board.

         Cash Bonuses. The Company does not have a formal executive bonus plan. Cash bonuses are targeted for executive officers based upon individual performance and achievement of financial goals. For fiscal 1996, bonuses were based on the individual's overall performance and consideration was also given to the overall performance of the Company. No specific quantitative weight was given to any particular performance measurement.

         Stock Option Awards. The Company has granted stock options under its various stock option plans generally at prices equal to the estimated fair market value of the Company's common stock at the date of grant. The plans provide for the grant by the Company of stock options, stock bonuses/purchases and stock appreciation rights to acquire under the current plan up to an aggregate of not more than the greater of 5 percent of the authorized shares of the Company's common stock or 15 percent of the total number of shares outstanding as of the Company's prior fiscal year-end. Grants to executive officers are based on their responsibilities and relative positions in the Company, and are considered an integral component of total compensation. The Committee believes the granting of options to be beneficial to stockholders because it increases management's interest in the enhancement of stockholder value. Grants were proposed by the Chief Executive Officer and reviewed by the Committee based on the individual's overall performance. No specific quantitative weight was given to any particular performance measure. The Committee believes that stock option grants are necessary to retain and motivate key employees of the Company.

         Chief Executive Officer Compensation. Mr. Hamerslag participated in the same executive compensation plans as those described above for the other executive officers. As is true of the other executives officers, the Committee's policy is to have a large portion of the Chief Executive Officer's compensation based on the Company's financial performance. Mr. Hamerslag's base salary for fiscal 1996 was unchanged from that set prior to the Company's initial public offering by negotiations between Mr. Hamerslag and the Board of Directors, based upon the Company's financial performance for fiscal year 1996. In addition, as in prior years, Mr. Hamerslag did not receive any bonus or stock option grants.

         Policy Regarding Deductibility of Compensation. Section 162(m) of the Internal Revenue Code (the "Section ") provides that for federal income tax purposes, the otherwise allowable deduction for compensation paid or accrued to a covered employee of a publicly held corporation is limited to no more than $1 million per year. The Company is not presently affected by the Section because, for the fiscal year ended April 6, 1996, no executive officer's compensation exceeded $1 million, and the Company does not believe that the compensation of any executive officer will exceed $1 million for the 1997 fiscal year.

                                COMPENSATION COMMITTEE



                                RAYMOND J. NOORDA
                                DAVID PROCTOR
                                VAL KREIDEL

                         COMPANY STOCK PRICE PERFORMANCE

The following performance graph assumes an investment of $100 on April 7, 1994 (the date the Company became subject to Section 12 of the Exchange Act) and compares the change to April 6, 1996 in the market prices of the Common Stock with a broad market index (Nasdaq Stock Market - U.S.) and an industry index (Nasdaq Computer Manufacturer Index). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

                              [GRAPH APPEARS HERE]

            COMPARISON OF 24 MONTH CUMULATIVE TOTAL RETURN AMONG MTI
             TECHNOLOGY CORPORATION, THE NASDAQ STOCK MARKET - U.S.
                INDEX AND THE NASDAQ COMPUTER MANUFACTURER INDEX


          NAME                         4/7/94         3/31/95         3/31/96
          ----                         ------         -------         -------
  MTI Technology Corporation            100              36             21
  Nasdaq Stock Market - U.S.            100             109            149
  Nasdaq Computer Manufacturer Index    100             117            180


THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY ABOVE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                  REPORT OF COMPENSATION COMMITTEE ON REPRICING

         In May 1995, the Compensation Committee of the Board of Directors announced a repricing of all outstanding stock options with exercise prices in excess of $1.75 per share (excluding options under the Directors' Plan). The Company's stock option plans are intended to encourage Company employees, through their individual efforts, to improve the Company's overall performance and to promote profitability by providing them an opportunity to participate in the increased value they help create. In May 1995, the Compensation Committee determined, based upon the recommendation of management, that the imbalance between the exercise prices under many of the stock options then outstanding (equal to the respective market prices for the Common Stock at the times they were granted) and the lower market price that prevailed for the Common Stock in May 1995 was not an incentive for the employees holding such options to exert their best efforts to achieve the Company's long-term goals. To restore that incentive, the repriced options have exercise prices of $1.75 per share, the fair market value on the date of the repricing, and the option holders were not permitted to exercise any repriced options until the earlier of May 26, 1996 or 30 days prior to the date on which such options expired. Except as disclosed above, each new option continues to be governed by the same terms as applied to the prior option (including the vesting schedule).

                                      COMPENSATION COMMITTEE

                                      RAY NOORDA
                                      DAVID PROCTOR
                                      VAL KREIDEL

         The following chart describes all repricings of options held by an executive officer during the completed fiscal years subsequent to the date on which the Company became a reporting company.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                             NUMBER OF
                                            SECURITIES
                                           UNDERLYING                                                           LENGTH OF ORIGINAL
                                          OPTIONS/SARS      MARKET PRICE OF      EXERCISE PRICE                    OPTION TERM
                                           REPRICED OR      STOCK AT TIME OF      AT TIME OF                    REMAINING AT DATE
                                             AMENDED        REPRICING EXERCISE   REPRICING OR    NEW EXERCISE   OF REPRICING OR
NAME                             DATE          (#)          OR AMENDMENT ($)     AMENDMENT ($)    PRICE ($)         AMENDMENT
- ----                             ----          ----         ----------------     -------------    ---------         ---------
Earl M. Pearlman,              5/26/95       125,000            $1.75            $2.875            $1.75             118 mos.
   President and
   Chief Executive
   Officer

Dale R. Boyd,                  5/26/95       25,000             $1.75            $3.375            $1.75             117 mos.
   Vice President, Chief
   Financial Officer

John M. Hiett                  5/26/95       55,000             $1.75           $5.00              $1.75          36-111 mos.
   Senior Vice President,                    60,000             $1.75           $4.00              $1.75
   Customer Service

Thomas P. Raimondi, Jr.        5/26/95       80,000             $1.75           $4.00              $1.75          42-117 mos.
   Senior Vice President,                    52,500             $1.75           $5.00              $1.75
   General Manager

Gary M. Scott                  5/26/95        90,000            $1.75           $5.00              $1.75          84-111 mos.
   Senior Vice President,                    100,000            $1.75           $4.00              $1.75
   European Operations

Venki Venkataraman               --            --                 --              --                 --               --
   Vice President,
   Operations

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         NFTII Conversion Right. On July 19, 1995, the Company entered into the Loan Agreement with NFTII. Mr. Noorda is the Chairman of the Board of NFTII. Pursuant to the Loan Agreement, NFTII provided the Company $10.0 million at an interest rate of 10-3/4% per annum. Repayment was due in two equal installments, 18 and 24 months after funding.

         As contemplated by the Loan Agreement, NFTII and the Company have executed mutually satisfactory licenses granting NFTII a source code license (with the right of sublicense) for the Company's BACKUP.UNET and XpresServe products within thirty (30) days of the date of the Loan Agreement. Therefore, NFTII has forgiven $650,000 of principal or interest due under the Loan Agreement.

         On April 11, 1996, the principal and interest accrued under the Loan Agreement was converted, in whole, to Common Stock of the Company at $1.6875 per share, the then-current market price per share (the "Conversion Right") for an aggregate of 5,992,665 shares. The Conversion Right was approved by the Company's stockholders at the 1995 Annual Meeting.

         NRE Funding Agreement. Pursuant to the NRE Funding Agreement, dated as of June 27, 1996, between the Company and NFT, NFT has agreed to fund the non-recoverable direct operating expenses for certain development projects for one year, up to an aggregate of $2.4 million. The development projects consist of the Company's Sterling, Virginia Software Product Development Center, the RLM Software Products Group, and the Open Media Products Group. In return for the development project funding, NFT will receive 40% of the net sales prices of all products arising out of the development projects through April 7, 2000. In addition, the Company has agreed, subject to stockholder approval, to issue NFT a warrant to purchase up to 750,000 shares of Common Stock with an exercise price of $2.25 per share, vesting 25% at each funding date. See "Proposal Three." The aggregate number of shares of Common Stock subject to the warrant will be reduced pro rata, to the extent the maximum funding obligation is not reached. Ray Noorda, the Company's Chairman and a major stockholder, is the Chairman of NFT.

         Loan Guaranty Warrants. On May 3, 1996, an affiliate of NFT provided the Loan Guaranty for the Company's $10.0 million bank financing with Greyrock Business Credit. As consideration for such Loan Guaranty, the Company has agreed to issue NFT a warrant to purchase up to 500,000 shares of Common Stock at $2.00 per share, subject to approval of the Company's disinterested stockholders. See "Proposal Four." Ray Noorda, the Company's Chairman and a major stockholder is the Chairman of NFT.

         Option Grants. In June 1996, the Compensation Committee of the Board of Directors approved stock option grants to the following executive officers: Earl Pearlman (250,000); Dale Boyd (70,000); and Venki Venkataraman (35,000).



                                  PROPOSAL TWO
                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS


      The Board of Directors has recommended that the stockholders ratify the selection of KPMG Peat Marwick LLP to serve as independent auditors for the Company for the fiscal year ending April 5, 1997, or until a successor is appointed.

      KPMG Peat Marwick LLP has been the principal independent certified public accounting firm utilized by the Company since March 1986. During this time, KPMG has examined the Company's consolidated financial statements, made limited reviews of the interim financial reports, reviewed filings with the Securities and Exchange Commission and provided general advice regarding related accounting matters.

      The matter is being submitted to the stockholders for approval by the affirmative vote of the holders of record of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS THE ADOPTION OF THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED TO THE MEETING:

      RESOLVED, that the stockholders of MTI Technology Corporation hereby ratify the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending April 5, 1997.

      The persons designated in the enclosed proxy will vote your shares FOR appointment unless instructions to the contrary are indicated in the enclosed proxy.

      Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders to respond to appropriate questions and to make statements should they desire to do so.

                                 PROPOSAL THREE
                 APPROVAL OF THE NRE FUNDING AGREEMENT WARRANT

      The Board of Directors has recommended that the stockholders approve the issuance of a warrant in connection with the NRE Funding Agreement.

      Pursuant to an agreement (the "NRE Funding Agreement"), dated as of June 27, 1996, between the Company and NFT Ventures, Inc. ("NFT"), NFT has agreed to fund the non-recoverable direct operating expenses for certain development projects for one year, up to an aggregate of $2.4 million. The development projects consist of the Company's Sterling, Virginia Software Product Development Center, the RLM Software Products Group, and the Open Media Products Group. In return for the development project funding, NFT will receive 40% of the net sales prices of all products arising out of the development projects through April 7, 2000. In addition, the Company has agreed, subject to stockholder approval, to issue NFT a warrant to purchase up to 750,000 shares of Common Stock with an exercise price of $2.25 per share, vesting 25% at each funding date. The aggregate number of shares of Common Stock subject to the warrant will be reduced pro rata, to the extent the maximum funding obligation is not reached. The warrant expires June 27, 2001. Ray Noorda, the Company's Chairman and a major stockholder, is the Chairman of NFT.

      NFT currently beneficially owns 13,699,461 shares of the Company's Common Stock or 52.9% of the amount outstanding (assuming exercise of warrants and options). See "Voting Securities and Principal Holders Thereof." If such approval is not received, the Company would be unable to meet its obligations under the Agreement, and the Agreement could be terminated by NFT. The resulting loss of funding from NFT in the event the Agreement is canceled would necessitate a reduction of the Company's future software research and development efforts, which could have a negative effect on the Company's future operating results and market competitiveness.

      The Company's Board of Directors believes that it is in the best interests of the Company and its stockholders to approve the warrant in connection with the NRE Funding Agreement. Stockholders should balance the benefits to the Company of ongoing research and development capability and the beneficial impact of the NRE Funding Agreement on the Company's results against the potential dilution of their ownership interest. In addition, NFT would beneficially own a substantial amount of the Company's outstanding Common Stock, which could further enable it to influence the direction and future operations of the Company including decisions regarding acquisitions and other business opportunities, the declaration of dividends and the issuance of additional shares of common or preferred stock.

      The matter is being submitted to the stockholders for approval by the affirmative vote of the holders of record of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS THE ADOPTION OF THE FOLLOWING RESOLUTION, WHICH WILL BE PRESENTED TO THE MEETING:

      RESOLVED, that the stockholders of MTI Technology Corporation hereby approve the issuance of a warrant to NFT Ventures, Inc. for 750,000 shares of Common Stock, at an exercise price of $2.25 per share.

      The persons designated in the enclosed proxy will vote your shares FOR approval unless instructions to the contrary are indicated in the enclosed proxy.


                                 PROPOSAL FOUR
                       APPROVAL OF LOAN GUARANTY WARRANT

             The Board of Directors has recommended that the stockholders approve the issuance of a warrant in connection with the Loan Guaranty. Mr. Noorda did not participate in the consideration or approval of this matter by the Board.

             On May 3, 1996, an affiliate of NFT provided the Loan Guaranty for the Company's $10.0 million bank financing with Greyrock Business Credit. As consideration for the Loan Guaranty, the Company has agreed to issue NFT a warrant to purchase up to 500,000 shares of Common Stock at $2.00 per share, subject to approval of the Company's disinterested stockholders. The warrant expires July 1, 2001. Ray Noorda, the Company's Chairman and a major stockholder, is the Chairman of NFT.

             The Company's Board of Directors believes that it is in the best interests of the Company and its stockholders to approve the warrant in connection with the Loan Guaranty. Stockholders should balance the cost to the Company of refinancing the outstanding bank financing without such a guaranty against the potential dilution of their ownership interest. In addition, NFT would beneficially own a substantial amount of the Company's outstanding Common Stock, which could further enable NFT to influence the direction and future operations of the Company, including decisions regarding acquisitions and other business opportunities, the declaration of dividends, and the issuance of additional shares of common or preferred stock.

             The matter is being submitted to the stockholders for approval by the affirmative vote of the holders of record of a majority of the shares held by disinterested stockholders represented and voting, in person or by proxy, at the Annual Meeting.

             THE BOARD OF DIRECTORS RECOMMENDS THE ADOPTION OF THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED TO THE MEETING:

             RESOLVED, that the stockholders of MTI Technology Corporation hereby approve the issuance of a warrant to NFT for 500,000 shares of Common Stock, at an exercise price of $2.00 per share.

             The persons designated in the enclosed proxy will vote your shares FOR approval unless instructions to the contrary are indicted in the enclosed proxy.

                                 PROPOSAL FIVE
                        APPROVAL OF STOCK INCENTIVE PLAN


         At the Annual Meeting, the Company's stockholders will be asked to vote on a proposal to adopt the 1996 Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan would authorize the issuance of up to 2,250,000 shares of Common Stock, subject to increase as described below.

         The 1992 Stock Incentive Plan (the "1992 Plan"), which was approved by the stockholders prior to the Company's initial public offering, provides for the issuance of up to 4,079,960 shares of Common Stock; provided that in no event may options be granted under the 1992 Plan if at the time of any grant, the aggregate number of shares subject to outstanding options and rights to purchase stock would exceed the greater of 5% of the authorized shares of Common Stock or 15% of the total number of shares outstanding as of the close of business on the last day of the Company's prior fiscal year. In February 1996, the Board increased the number of shares issuable under the 1992 Plan by 300,000 shares. As of June 27,1996, options exercisable for an aggregate of 3,034,650 shares of Common Stock are outstanding under the 1992 Plan and 128,508 shares are available for issuance under the 1992 Plan.

         The Board of Directors has concluded that the number of shares authorized and remaining available for issuance under the 1992 Plan will not be sufficient to achieve the Company's objectives. In addition, the Board concluded that the Company should take advantage of changes to applicable laws that allow the Company to adopt a more flexible incentive plan. The Board has concluded that given the Company's current objectives, a new stock incentive plan is in the best interests of the Company and its stockholders.

The essential features of the Stock Incentive Plan are discussed below.

         Purposes. The purposes of the Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants of the Company and its subsidiaries, and to promote the success of the Company's business.

         Administration. With respect to grants of awards to employees who are also officers or directors of the Company, the Stock Incentive Plan will be administered by either the Board of Directors or a Committee (as applicable, the "Administrator") designated by the Board. The Administrator will be constituted so as to satisfy applicable laws and to permit grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act. With respect to grants of awards to employees or consultants who are neither directors nor officers of the Company, the Administrator may authorize any officer(s) to grant awards, provided all grants are ratified by the Board within 6 months of the grant date. Grants to individuals who are "covered employees" under Section 162(m)(3) of the Internal Revenue Code (the "Code") that are intended to qualify as performance-based compensation will be administered only by a committee consisting solely of two or more "outside directors" for purposes of Section 162(m). Subject to the provisions of the Stock Incentive Plan, the Administrator has the final power to construe and interpret the Plan and the awards granted under it, and to determine, among other matters, the persons to whom stock awards will be granted and the number of shares with respect to which awards shall be granted.

         Types of Awards. Any type of arrangement to an employee or consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) shares of Common Stock of the Company, (ii) an option, SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock. Performance criteria may be based on any one of, or combination of, an increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator.

         In the case of stock options, each option will be either an incentive stock option or a non-qualified stock option. However, if the aggregate fair market value of shares subject to incentive stock options which become exercisable for the first time by an individual during any calendar year under any Company plan exceeds $100,000, such excess options will be treated as non-qualified stock options. Incentive stock options may not be transferred, but all other awards may be transferred in accordance with the terms of the grant. The exercise price of any incentive stock option may not be less than 100% of the fair market value per share on the date of grant (110% in the case of a stockholder ("10% Holder") holding 10% or more of the voting power of the Company's and its subsidiaries' stock). The exercise price of non-qualified stock options may not be less than 85% of the fair market value on the date of grant.

         The Administrator may accept the following types of consideration for shares issued under the Stock Incentive Plan: (i) cash; (ii) check; (iii) surrender of shares of Common Stock (including the withholding of shares otherwise deliverable upon exercise) with a fair market value equal to the aggregate exercise price; (iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, require to effect an exercise of the award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or (v) any combination of the foregoing.

         The Administrator may establish programs to permit grantees to defer receipt of consideration upon exercise of an award, satisfaction of performance criteria, or other event that absent the election would entitle the grantee to payment or receipt of shares or consideration. In addition, the Administrator may establish one or more programs under the Plan to permit a grantee to exchange an award for one or more other types of awards.

         No shares of Common Stock may be issued under the Stock Incentive Plan until the grantee has made arrangements satisfactory to the Administrator for the satisfaction of federal, state and local income and employment tax withholding obligations.

         The term of each Award will be stated in the Award agreement, provided that the term of an Incentive Stock Option may not exceed 10 years from the date of grant or 5 years from the date of grant if the grantee is a 10% Holder.

         In the event of any actual or anticipated Corporate Transaction, Change in Control or Subsidiary Disposition (all as described below), the Administrator may cause each outstanding award automatically to become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights immediately prior to the date of such transaction. The Administrator may also condition any such acceleration or termination of restriction on termination of the employee or consultant within a specified time of the transaction. Effective upon the consummation of the transaction, all outstanding awards under the Plan terminate unless assumed by the successor. A "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party: (i) a merger or consolidation in which the Company is not the surviving entity (other than for a change in domicile); (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in connection with complete liquidation or dissolution of the Company; or (iii) any reverse merger in which the Company is the surviving entity, but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger. A "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions: (i) the direct or indirect acquisition of beneficial ownership of securities with more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the disinterested directors did not approve (other than by the Company, a Company-sponsored benefit plan, or any current beneficial owner or group holding in excess of 50% of the combined voting power of such securities); or
(ii) a change in the composition of the board over 36 months or less such that the majority of Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who have been Board members for at least 36 months or were elected or nominated by such Board members. A "Subsidiary Disposition" means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary, the sale of all or substantially all of the assets of that subsidiary, or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

         The portion of any incentive stock option accelerated under the Stock Incentive Plan in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition remains exercisable as an incentive stock option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. Any excess portion will be exercisable as a non-qualified stock option.

         Available Shares. The maximum aggregate number of shares of Common Stock which may be issued under the Stock Incentive Plan initially is 2,250,000 shares, increased by a number equal to 3% of the number of shares of Common Stock outstanding as of December 31st of the immediately preceding fiscal year, beginning on December 31, 1997. Notwithstanding the foregoing, the maximum aggregate number of shares available for granting incentive stock options is 2,250,000 and is not subject to any annual adjustment.

         Eligible Individuals. Awards other than incentive stock options, which may only be granted to employees, may be granted to employees (including officers and directors) and consultants of the Company or any parent or subsidiary.

         Amendment. The Board may amend the Stock Incentive Plan at any time and for any reason, subject to certain restrictions on the ability to adversely affect awards previously granted thereunder and to any legal requirement to obtain stockholder approval.

         Term. The Plan is effective from June 27, 1996, the date of adoption by the Board, for a term of 10 years unless sooner terminated.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE STOCK INCENTIVE PLAN

The following is a brief summary of the current United States federal income tax rules generally applicable to the awards under the Stock Incentive Plan.

         Incentive Stock Options. There are generally no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option.

         If an optionee holds stock for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the excess of the fair market value on the date of exercise over the exercise price. If the optionee disposes of the stock in a disqualifying disposition involving a sale or exchange, however, the optionee will realize taxable ordinary income equal to the optionee's actual gain, if any, on the sale or exchange. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         Upon exercise of an incentive stock option, the excess of the stock's fair market value on the date of exercise over the option exercise price will constitute an adjustment in calculating the optionee's alternative minimum tax liability, if any.

         To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

         Non-Qualified Stock Options. There generally are no tax consequences to the optionee or the Company by reason of the grant of a non- qualified stock option. Upon exercise of a non-qualified stock option normally the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         Stock Grants, Restricted Stock Grants and Restricted Stock Purchases. Generally, a recipient of stock under the Stock Incentive Plan would recognize ordinary income equal to the difference between the market value of the stock on the grant or purchase date and any amount paid or required to be paid for the stock. If the stock is restricted and subject to vesting, then the recipient of the stock would recognize ordinary income as the restrictions are removed and the stock vests. On each vesting date, the recipient would recognize ordinary income equal to the difference between the fair market value of the shares of stock that have vested on such date and any amount paid or required to be paid for the shares of stock. The recipient of the stock would not recognize any income to the extent the rights to the stock have not vested. A recipient of stock under the Stock Incentive Plan, however, may make an election under Section 83(b) of the Code within 30 days of the stock award to be taxed at the grant date at ordinary income rates on the difference between the fair market value of the stock on the grant or purchase date and any amount paid by the recipient for the stock. If a Section 83(b) election is made, the recipient will not recognize income on subsequent vesting of the award. However, no loss or deduction will be permitted the recipient if the restricted stock is forfeited.

         Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

         Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income. Such gain or loss will be long or short term depending on whether the stock was held for more than one year.

         Other Tax Consequences. The foregoing discussion is not a complete description of the federal income tax aspects of stock awards under the Stock Incentive Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable or any stock awards other than options. Participants in the Stock Incentive Plan who are residents or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

         NEW PLAN BENEFITS

         Because stock awards under the Stock Incentive Plan are discretionary, the benefits to be received under the stock incentive plan by any director, officer or employee of the Company cannot presently be determined.

         The matter is being submitted to the Stockholders for approval by the affirmative vote of the holders of record of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE STOCK INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF COMMON STOCK VOTE "FOR" APPROVAL OF THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED TO THE MEETING:

         RESOLVED, that the stockholders of MTI Technology Corporation hereby approve the 1996 Stock Incentive Plan in substantially the form filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended April 6, 1996.

         The persons designated in the enclosed proxy will vote your shares FOR approval unless instructions to the contrary are indicated in the enclosed proxy.

                                 OTHER BUSINESS

      The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED APRIL 6, 1996 AS FILED WITH THE SEC WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, MTI TECHNOLOGY CORPORATION, 4905 EAST LA PALMA AVENUE, ANAHEIM, CALIFORNIA 92807.


                         STOCKHOLDER PROPOSALS FOR THE
                              1997 ANNUAL MEETING

      Stockholders who may wish to present proposals for inclusion in the Company's proxy materials and for consideration at the 1997 Annual Meeting at Stockholders must submit such proposals in writing to the Secretary at the address shown at the top of page one above not later than May 6, 1997.

                                    By Order of the Board of Directors
Anaheim, California
September 3, 1996

                                    Earl M. Pearlman
                                    President and Chief Executive Officer

                                  APPENDIX "A"

                           MTI TECHNOLOGY CORPORATION
                           1996 STOCK INCENTIVE PLAN

    I. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants of the Company and its subsidiaries and to promote the success of the Company's business.

    II.  Definitions.  As used herein, the following definitions shall apply:

                 A. "Administrator" means the Board or any of the Committees appointed to administer the Plan.

                 B. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

                 C. "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, and the rules of any applicable stock exchange or national market system.

                 D. "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

                 E. "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

                 F.  "Board" means the Board of Directors of the Company.

                 G. "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

                          1.  the direct or indirect acquisition by any person
or related group of persons (other than an acquisition from or by (A) the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company or (B) any current beneficial stockholder or group, as defined by Rule 13d-5 of the Securities Exchange Act of 1934, holding in excess of 50% of the combined voting power of the Company's outstanding securities, including the heirs, assigns and successors thereof) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders to accept, or

                          2.  a change in the composition of the Board over a
period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

                 H.  "Code" means the Internal Revenue Code of 1986, as amended.

                 I. "Committee" means any committee appointed by the Board to administer the Plan.

                 J. "Common Stock" means the common stock of the Company, as adjusted in accordance with the provisions of Section 10, below.

                 K. "Company" means MTI Technology Corporation, a Delaware corporation.

                 L. "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services and is compensated for such services.

                 M. "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six
(36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

                 N. "Continuous Status as an Employee, Director or Consultant" means that the employment, director or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

                 O. "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party:

                          1.  a merger or consolidation in which the Company is
not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated,

                          2.  the sale, transfer or other disposition of all or
substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with complete liquidation or dissolution of the Company, or

                          3.  any reverse merger in which the Company is the
surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

                 P. "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

                 Q.  "Director" means a member of the Board.

                 R. "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

                 S. "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                 T. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 U. "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                          1.  Where there exists a public market for the Common
Stock, the Fair Market Value shall be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange, the NASDAQ National Market or the principal securities exchange on which the Common Stock is listed for trading, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Small Cap Market, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                          2.  In the absence of an established market of the
type described in (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith, and such determination shall be conclusive and binding on all persons.

                 V. "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

                 W. "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                 X. "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                 Y. "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                 Z. "Option" means a stock option granted pursuant to the Plan.

                 AA. "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                 BB. "Performance - Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

                 CC. "Performance Shares" means Shares or an award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

                 DD. "Performance Units" means an award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, securities or a combination or cash or securities as determined by the Administrator.

                 EE. "Plan" means this 1996 Stock Incentive Plan.

                 FF. "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

                 GG. "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

                 HH. "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation measured by appreciation in the value of Common Stock.

                 II. "Share" means a share of the Common Stock.

                 JJ. "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                 KK. "Subsidiary Disposition" means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary corporation, the sale of all or substantially all of the assets of that subsidiary corporation or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

    III.     Stock Subject to the Plan.

                 A. Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to Awards initially shall be 2,250,000 Shares, and commencing with the first business day of each calendar year thereafter beginning with 1997, such maximum aggregate number of Shares shall be increased by a number equal to three percent (3%) of the number of Shares outstanding as of December 31st of the immediately preceding calendar year. Notwithstanding the foregoing, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be 2,250,000 Shares, and such number shall not be subject to annual adjustment as described above. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

                 B. If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Award exchange program, or if any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such unissued or retained Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested
Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

    IV.  Administration of the Plan.

                 A.  Plan Administrator.

                          1.  Administration with Respect to Directors and
Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

                          2.  Administration With Respect to Consultants and
Other Employees._ With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority by requiring that such Awards must be reported to and ratified by the Board or a Committee within six (6) months of the grant date, and if so ratified, shall be effective as of the grant date.

                          3.  Administration With Respect to Covered Employees.
Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is composed solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

                 B. Powers of the Administrator. Subject to Applicable Laws, the provisions of the Plan (including any other powers given to the Administrator hereunder) and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

                          1.  to select the Employees, Directors and
Consultants to whom Awards may from time to time be granted hereunder;

                          2.  to determine whether and to what extent Awards
are granted hereunder;

                          3.  to determine the number of Shares to be covered
by each Award granted hereunder;

                          4.  to approve forms of Award Agreement for use under
the Plan;

                          5.  to determine the terms and conditions of any
Award granted hereunder;

                          6.  to amend the terms of any outstanding Award
granted under the Plan including a reduction in the exercise price (or base amount on which appreciation is measured) of any Award to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Award, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

                          7.  to construe and interpret the terms of the Plan
and Awards granted pursuant to the Plan; and

                          8.  to take such other action, not inconsistent with
the terms of the Plan, as the Administrator deems appropriate.

                 C. Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on the Grantees and any other holders of Awards intended by the Administrator to be affected thereby.

    V. Eligibility. Awards other than Incentive Stock Options may be granted to employees, directors and consultants. Incentive Stock Options may be granted only to employees. An employee, director or consultant who has been granted an award may, if otherwise eligible, be granted additional awards. Awards may be granted to such employees of the company and its subsidiaries who are residing in foreign jurisdictions as the administrator in its sole discretion may determine from time to time. The administrator may establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford grantees favorable treatment under such laws; provided, however, that no award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the plan.

    VI.  Terms and Conditions of Awards.

                 A. Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

                 B. Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options.
For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

                 C. Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

                 D. Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts or Shares so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

                 E. Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

                 F. Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable to the extent provided in the Award Agreement.

                 G. Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

    VII. Award Exercise or Purchase Price, Consideration, Taxes and Reload Options.

                     A. Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

             1.  In the case of an Incentive Stock Option:

                                   a) granted to an Employee who, at the time
of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                                   b) granted to any Employee other than an
Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

             2. In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

             3. In the case of other Awards, such price as is determined by the Administrator.

                     B. Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares under the Plan the following:

             1.  cash;

             2.  check;

             3. surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

             4. delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

             5.  any combination of the foregoing methods of payment.

                 C. Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of federal, state, and local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold from Grantee an amount sufficient to satisfy such tax obligations.

                 D. Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

    VIII.    Exercise of Award.

         A.  Procedure for Exercise; Rights as a Stockholder.

                          1.  Any Award granted hereunder shall be exercisable
at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

                          2.  An Award shall be deemed to be exercised when
written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

                 B. Exercise of Award Following Termination of Employment, Director or Consulting Relationship.

                          1.  An Award may not be exercised after the
termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant only to the extent provided in the Award Agreement.

                          2.  Where the Award Agreement permits a Grantee to
exercise an Award following the termination of the Grantee's Continuous Status as an Employee, Director or Consultant for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

                          3.  Any Award designated as an Incentive Stock Option
to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

                 C. Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

         IX. Conditions Upon Issuance of Shares.

         A. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         B. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

         X. Adjustments upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares covered by each outstanding award, and the number of shares which have been authorized for issuance under the Plan but as to which no awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Such adjustment shall be made by the administrator, and its determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares subject to an award.

         XI. Corporate Transactions/Changes in Control/Subsidiary Dispositions.

                 (a) The Administrator shall have the authority exercisable either in advance of any actual or anticipated Corporate Transaction or at the time of an actual Corporate Transaction and either at the time of the grant of any Award or at any time while an Award remains outstanding to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Corporate Transaction. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Status of an Employee or Consultant of the Grantee within a specified period following the effective date of the Corporate Transaction. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Corporate Transaction, shall remain fully exercisable until the expiration or sooner termination of the Award.

                 (b) Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate and cease to remain outstanding, except to the extent assumed by the successor company or its Parent.

                 (c) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Change in Control (other than a Change in Control which is also a Corporate Transaction) or at the time of an actual Change in Control and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Change in Control. The

Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Status as an Employee or Consultant of the Grantee within a specified period following the effective date of the Change in Control. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control, shall remain fully exercisable until the expiration or sooner termination of the Award.

                 (d) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Subsidiary Disposition, but only with respect to those Grantees who are at the time engaged primarily in Continuous Service as an Employee or Consultant with the subsidiary corporation involved in such Subsidiary Disposition. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the affected Grantee's Continuous Service as an Employee or Consultant with that subsidiary corporation within a specified period following the effective date of the Subsidiary Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Subsidiary Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award.

             (e) The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

    XII. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

    XIII.    Amendment, Suspension or Termination of the Plan.

                 A. The Board may at any time amend, suspend or terminate the Plan. To the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

                 B. No Award may be granted during any suspension or after termination of the Plan.

                 C. Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

    XIV.     Reservation of Shares.

                 A. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                 B. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         XV. No Effect on Terms of Employment. The Plan shall not confer upon any grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

         XVI. Stockholder Approval. Continuance of the Plan with respect to the grant of incentive stock options and the grant of options and SARS to covered employees shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable laws.

                                  APPENDIX "B"

                           MTI TECHNOLOGY CORPORATION
                           4905 EAST LA PALMA AVENUE
                           ANAHEIM, CALIFORNIA 92807



                       THIS PROXY IS SOLICITED ON BEHALF
      OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
            MTI TECHNOLOGY CORPORATION TO BE HELD ON OCTOBER 3, 1996

         The undersigned hereby appoints Earl M. Pearlman and Dale R. Boyd, each with full power of substitution, as proxy of the undersigned, to attend the Annual Meeting of Stockholders of MTI Technology Corporation (the "Company") to be held at the Company's offices, 4905 East La Palma Avenue, Anaheim, California 92807, on October 3, 1996, at 10:00 a.m. local time, and at any and all adjournments thereof, and to vote all Common Stock of the Company, as designated on the reverse side of this proxy card, with all the powers the undersigned would possess if personally present at the meeting.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



Please mark your    VOTE FOR
votes as in this    nominees listed     VOTE            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
example             at right except     WITHHELD        FOLLOWING PROPOSALS:
                    as set forth        for all nominees
  [X]               below:

1.  Election of      [ ]                [ ]
    Directors

Nominees:  Val Kreidel
           Earl Pearlman                                                                       FOR     AGAINST    ABSTAIN
                                                        2.  RATIFICATION OF SELECTION of       [ ]       [ ]        [ ]
                                                            KPMG Peat Marwick LLP as the
                                                            Company's independent auditors
                                                            for the fiscal year 1997.
                                                                                               FOR     AGAINST    ABSTAIN
Vote Withheld (name nominee):__________________         3.  APPROVAL of the warrant relating   [ ]       [ ]        [ ]
                                                            to the NRE Funding Agreement.

                                                                                               FOR     AGAINST    ABSTAIN
                                                        4.  APPROVAL of the warrant relating   [ ]       [ ]        [ ]
                                                            to Loan Guaranty.

                                                                                               FOR     AGAINST    ABSTAIN
                                                        5.  APPROVAL of the 1996 Stock         [ ]       [ ]        [ ]
                                                            Incentive Plan.

           THIS PROXY WILL BE VOTED OR WITHHELD FROM BEING VOTED IN ACCORDANCE
           WITH THE INSTRUCTIONS SPECIFIED.   WHERE NO CHOICE IS SPECIFIED,
           THIS PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED FOR THE NOMINEES LISTED AT LEFT AND FOR APPROVAL OF PROPOSALS 2, 3, 4 AND 5. THIS PROXY CONFERS AUTHORITY FOR THE ABOVE NAMED PERSONS, OR ANY ONE OF THEM, TO VOTE IN HIS DISCRETION WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF MEETING ACCOMPANYING THIS PROXY AND ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING. A STOCKHOLDER HAS THE RIGHT TO APPOINT A PERSON, WHO NEED NOT BE A STOCKHOLDER, TO ATTEND AND ACT ON HIS BEHALF AT THE MEETING, OTHER THAN THE PERSON DESIGNATED IN THIS FORM OF PROXY, SUCH RIGHT MAY BE EXERCISED BY INSERTING THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED.

           ________________________________________________________________


           THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE 1996 ANNUAL MEETING.

           PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

           Please Sign Here

           _________________________________________________________________
                                Signature (if held jointly)

           Dated:_____________________________________________________, 1996


NOTE: Please sign exactly as name appears. When signing as executor, administrator, attorney, trustee or guardian please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.





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